UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

SKYLINE CHAMPION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	001-4714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road

Elkhart, IN 46515

(Address of Principal Executive Offices) (Zip Code)

(574) 294-6521

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 1, 2018, Skyline Corporation (“Skyline”) and Champion Enterprises Holdings, LLC (“Champion”) completed the share contribution and exchange transactions contemplated by the Share Contribution & Exchange Agreement, dated as of January 5, 2018, by and between Skyline and Champion (the “Transaction”). In connection with the closing of the Transaction, Skyline, as the surviving parent company, changed its name to Skyline Champion Corporation (the “Company”).

Attached as Exhibit 99.1 hereto is the management’s discussion and analysis of financial condition and results of operations of Champion (as the accounting predecessor of the Company) for the fiscal year ended March 31, 2018.

Attached as Exhibit 99.2 hereto is the compensation discussion and analysis for the named executive officers of the Company for the fiscal year ended March 31, 2018.

Attached as Exhibit 99.3 hereto are risk factors of the Company reflecting the combination of Skyline and Champion in the Transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Champion for the fiscal year ended March 31, 2018

99.2	Compensation Discussion and Analysis of the Company for the fiscal year ended March 31, 2018

99.3	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

By:	/s/ Roger Scholten
Roger Scholten Senior Vice President, General Counsel and Secretary

Date: July 13, 2018